Exhibit 99.1

SenesTech Announces Distribution of Series C Preferred Stock to Holders of its Common Stock

Intended to Facilitate a Reverse Stock Split, if Necessary

PHOENIX, Ariz., August 26, 2022 SenesTech, Inc. (NASDAQ: SNES, “SenesTech” or the “Company”) (www.senestech.com) the rodent fertility control experts and inventors of the only EPA registered contraceptive for male and female rats, ContraPest®, today announced that its Board of Directors declared a dividend of one one-thousandth of a share of newly designated Series C Preferred Stock, par value $0.001 per share, for each outstanding share of SenesTech common stock held of record on September 5, 2022. The outstanding shares of Series C Preferred Stock will vote together with the outstanding shares of the Company’s common stock as a single class exclusively with respect to any proposal to adopt an amendment to the Company’s certificate of incorporation to reclassify the outstanding shares of the Company’s common stock into a smaller number of shares of such common stock at a ratio specified in or determined in accordance with the terms of any such amendment, as well as any proposal to adjourn any meeting of stockholders called for the purpose of voting on the foregoing matter, and will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law. Subject to certain limitations, each outstanding share of Series C Preferred Stock will have 1,000,000 votes per share (or 1,000 votes per one one-thousandth of a share of Series C Preferred Stock).

All shares of Series C Preferred Stock that are not present in person or by proxy at any meeting of stockholders held to vote on the above described amendment proposal as of immediately prior to the opening of the polls at such meeting will automatically be redeemed by the Company for $0.001 in cash. Any outstanding shares of Series C Preferred Stock that have not been so redeemed will automatically be redeemed in whole, but not in part, at the close of business on the earlier of (i) the business day established by the Company’s Board of Directors in its sole discretion and (ii) the first business day following the date on which the Company’s stockholders approve an amendment to the Company’s certificate of incorporation to reclassify the outstanding shares of the Company’s common stock into a smaller number of shares of such common stock at a ratio specified in or determined in accordance with the terms of any such amendment.

The Company’s Board of Directors has adopted resolutions providing that the Series C Preferred Stock will be uncertificated. The certificate of designation governing Series C Preferred Stock provides that shares of Series C Preferred Stock may not be transferred except in connection with a transfer by such holder of any shares of the Company’s common stock held by such holder. In that case, a number of one one-thousandths of a share of Series C Preferred Stock equal to the number of shares of SenesTech’s common stock to be transferred by such holder will be transferred to the transferee of such shares of common stock.

Further details regarding the Series C Preferred Stock will be contained in a report on Form 8-K to be filed by SenesTech with the Securities and Exchange Commission. In addition, the Company also intends to file a notice of special meeting of the Company’s stockholders and a preliminary proxy statement to consider the approval of a reverse stock split described herein, if necessary.

About SenesTech

We are “The Pest Control Difference” for the 21st century. We are rodent fertility control specialists fueled by our passion to create a healthy environment by virtually eliminating rodent pest populations. We keep an inescapable truth in mind. Two rats and their descendants can be responsible for the birth of up to 15,000 rat pups after a year. We invented ContraPest, the only U.S. EPA registered contraceptive for male and female rats. ContraPest fits seamlessly into all integrated pest management programs, greatly improving the overall goal of effective rat management. We strive for clean cities, efficient businesses and happy households – with a product that was designed to be effective and sustainable without killing rats. At SenesTech, we don’t just eliminate rats. We make a better world.

For more information visit https://senestech.com/ and https://contrapeststore.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, among others, the expected timing of the dividend of shares of the Series C Preferred Stock. Forward-looking statements may describe future expectations, plans, results or strategies and are often, but not always, made through the use of words such as “believe,” “may,” “future,” “plan,” “will,” “should,” “expect,” “anticipate,” “eventually,” “project,” “estimate,” “continuing,” “intend” and similar words or phrases. You are cautioned that such statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the impacts and implications of the COVID-19 pandemic, the successful commercialization of our products, market acceptance of our products, regulatory approval and regulation of our products and other factors and risks identified from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACT:

Investors: Robert Blum, Joe Dorame, Joe Diaz, Lytham Partners, LLC,

602-889-9700, senestech@lythampartners.com

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc.,

928-779-4143